VIA TELEFAX

August 17, 1998

Mr. R. M. MacTarnahan
Mr. R. Scott MacTarnahan
Honeyman Aluminum Products Co.
4670 SW Pacific St.
Beaverton, OR 97006

Dear Mac and Scott:

We all appreciate greatly your efforts and commitment for the company. I want to assure you we all are on the same page going forward, so I propose that you accept this letter as my agreement to vote the Portland Brewing Company shares held by Electra Partners, Inc., and the Adams Family Trust at your direction prior to or at the annual meeting to ensure that your loan purchase from the Bank of America results in the level of control you desire. I will also sign the proxy on behalf of Electra and the Adams Family Trust when it arrives to confirm this agreement.

If the above is acceptable, please indicate your acceptance by signing below.

Thank you again.

Very truly yours,

/s/ Charles A. Adams
Charles A. Adams

Accepted and Agreed:

/s/ R.M. MacTarnahan
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R.M. MacTarnahan              Dated:  August 26, 1998


/s/ R. Scott MacTarnahan
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R. Scott MacTarnahan          Dated:  August 26, 1998